Exhibit 99.1

Banyan Rail Stockholders Re-elect Directors and

Approve All Proposals at Annual Meeting

July 2, 2010

BOCA RATON, Fla.—(BUSINESS WIRE) – Banyan Rail Services Inc. [OTCBB: BARA] announced that its shareholders re-elected each of the company’s four directors at its Annual Meeting held on July 1, 2010.  In addition, shareholders approved the adoption of a stock option and award plan and approved the appointment of Daszkal Bolton LLP as independent accountants.

The four directors re-elected, Paul S. Dennis, Gary O. Marino, Bennett Marks and Donald D. Redfearn, will serve until the next annual meeting of the company.

The stock option plan approved by the shareholders will allow the company to provide additional incentive to attract and retain qualified and competent persons who are key to the company, including executive officers, employees and directors.

Daszkal Bolton LLP, based in Boca Raton, Florida, was appointed as independent accountants for the company for fiscal year ending December 31, 2010.

Banyan Rail Services Inc. is a railroad support services company headquartered in Boca Raton, Florida.  The Company owns The Wood Energy Group, Inc., one of the nation’s largest railroad tie reclamation/energy generation companies.  For more information on Banyan Rail, visit our website at: www.banyanrail.com.

Safe Harbor Regarding Forward-Looking Statements
Some of the statements that we make in this press release, including statements about our confidence in the Company’s prospects and strategies are forward-looking statements within the meaning of §21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like “believe,” “expect,” “will,” “should,” “intend,” “plan,” or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this release. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in the Company.